                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LAFARGE CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
     (5) Total fee paid:
-------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
-------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
-------------------------------------------------------------------------------
     (3) Filing party:
-------------------------------------------------------------------------------
     (4) Date filed:
-------------------------------------------------------------------------------

                           [LAFARGE CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 2, 2000


       The 2000 annual meeting of stockholders of Lafarge Corporation will be held at The Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, May 2, 2000, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company's Common Stock and the holders of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc. -- through an agreement with Montreal Trust Company whereby it votes the Company's Voting Stock as instructed by holders of Exchangeable Preference Shares -- will act on the following matters:

                  (1)   Election of directors for the ensuing year;

                  (2) Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal year 2000;

                  (3) An amendment to our articles of incorporation increasing the number of authorized shares of Common Stock; and

                  (4)   Any other matters that properly come before the meeting.

       Holders of record of the Company's Common Stock and of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc., at the close of business on March 6, 2000 are entitled to vote, or in the case of the Exchangeable Preference Shares, to direct the vote of the Company's Voting Stock, at the meeting or any postponements or adjournments of the meeting.

       Please submit your proxy, or in the case of the Exchangeable Preference Shares your instructions to the Montreal Trust Company, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions


                                              By Order of the Board of Directors





                                              David C. Jones
                                              Vice President - Legal Affairs
                                              and Secretary


March __, 2000

                                TABLE OF CONTENTS

ABOUT THE MEETING.....................................................................................................1
      Why am I receiving these materials?.............................................................................1
      What information is contained in these materials?...............................................................1
      What proposals will be voted on at the meeting?.................................................................1
      What is Lafarge Corporation's voting recommendation?............................................................1
      What is the record date and how many shares were outstanding on the record date?................................1
      What constitutes a quorum?......................................................................................1
      What shares owned by me can be voted?...........................................................................2
      How do I vote?..................................................................................................2
      Can I change my vote?...........................................................................................2
      What vote is required to approve each item?.....................................................................2
      How will abstentions and broker non-votes affect the election of directors and approval of the matters to be considered at the meeting?.........................................................................3
      What does it mean if I receive more than one proxy or voting instruction card?..................................3
      Where can I find the voting results of the meeting?.............................................................3

STOCK OWNERSHIP.......................................................................................................4
      Who are the largest owners of the Company's stock?..............................................................4
      How much stock do the Company's directors and executive officers own?...........................................5

ITEM 1 - ELECTION OF DIRECTORS........................................................................................7
      Who are the nominees standing for election as directors?........................................................7
      How are directors compensated?..................................................................................9
      What committees has the Board established?.....................................................................10
      Other Information..............................................................................................11
      Section 16(a) Beneficial Ownership Reporting Compliance........................................................11

EXECUTIVE COMPENSATION...............................................................................................12
      Report on Executive Compensation...............................................................................12
      Compensation Committee Interlocks and Insider Participation....................................................14
      Summary Compensation Table.....................................................................................15
      Option Exercises and Year-End Values...........................................................................16
      Option Grants..................................................................................................16
      Performance Graph..............................................................................................17
      Retirement Plans...............................................................................................17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................................19
      Indebtedness of Management.....................................................................................19
      Transactions with Management and Others........................................................................19

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS......................................................20

ITEM 3 - PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
              AUTHORIZED COMMON STOCK................................................................................21

OTHER MATTERS........................................................................................................22
      Are other matters to be considered at the annual meeting?......................................................22
      When must stockholder proposals for the 2001 annual meeting be submitted?......................................22
      Who will bear the cost of soliciting proxies for the annual meeting?...........................................22
      How do I obtain a copy of the company's Form 10-K Annual Report?...............................................22

                           [LAFARGE CORPORATION LOGO]



                      11130 SUNRISE VALLEY DRIVE, SUITE 300
                             RESTON, VIRGINIA 20191


                           -------------------------
                                 PROXY STATEMENT
                           -------------------------


       This proxy statement contains information relating to the annual meeting of stockholders of Lafarge Corporation to be held at The Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia on Tuesday, May 2, 2000, beginning at 9:00 a.m. local time, and at any postponements or adjournments thereof.


                                ABOUT THE MEETING

WHY AM I RECEIVING THESE MATERIALS?

       The Board of Directors of Lafarge Corporation is providing these proxy materials to you in connection with Lafarge Corporation's annual meeting of stockholders scheduled for 9:00 a.m., May 2, 2000 at The Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102 . You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

       This proxy statement contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

       There are three proposals scheduled to be voted on at the meeting:

              -      election of directors for the ensuing year;

              - ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants; and

              - an amendment to our Articles of Incorporation increasing the number of authorized shares of Common Stock.

WHAT IS LAFARGE CORPORATION'S VOTING RECOMMENDATION?

       Our board of directors recommends that you vote "FOR" all of the nominees to the board and "FOR" each of the other proposals.

WHAT IS THE RECORD DATE AND HOW MANY SHARES WERE OUTSTANDING ON THE RECORD DATE?

       The record date for the annual meeting is March 6, 2000. At the close of business on the record date, there were ______ shares of Common Stock, par value $1.00 per share, and ______ Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc. outstanding.

WHAT CONSTITUTES A QUORUM?

       The presence at the meeting in person or by proxy of the holders of a majority of the combined total of the Company's Common Stock and the Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc. (through instructions to the Montreal Trust Company as to how to vote the Company's Voting Stock) outstanding on the record date will constitute a quorum. Broker non-votes and shares represented by proxies received but marked as abstentions will be counted as present for purposes of determining the quorum.

WHAT SHARES OWNED BY ME CAN BE VOTED?

       You may vote all of the Company's Common Stock and Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc., owned by you as of the record date, March 6, 2000.

HOW DO I VOTE?

       Common Stock Held Directly by You. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. You may also attend the meeting and deliver your proxy card in person or otherwise vote in person at the meeting. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

       Common Stock Held in a Broker's Account or by a Nominee (i.e., held in "street name"). You may vote shares of Common Stock held by your broker or other nominee by submitting voting instructions to your broker or nominee. Please refer to the voting instruction card included by your broker or nominee for specific instructions on how to submit your vote. You may not vote these shares in person at the meeting.

       Exchangeable Preference Shares. Holders of Exchangeable Preference Shares are entitled to direct how the Company's Voting Stock is to be voted at the annual meeting. We have deposited shares of our Voting Stock with the Montreal Trust Company under an arrangement whereby the Montreal Trust Company is to vote those shares as directed by holders of Exchangeable Preference Shares. Under this arrangement, each holder of Exchangeable Preference Shares (other than Lafarge Corporation and Lafarge Canada, Inc.) may instruct the Montreal Trust Company how to vote one share of Voting Stock for each Exchangeable Preference Share held. Please refer to the instruction card included by the Montreal Trust Company for specific instructions on how to direct your vote. You may not vote Exchangeable Preference Shares held on the record date in person at the meeting.

       Anyone acquiring Exchangeable Preference Shares after the close of business on the record date, March 6, 2000, may instruct the Montreal Trust Company to vote the underlying Voting Stock on his or her behalf even though he or she did not hold the Exchangeable Preference Shares on the record date. To do so, he or she must notify the Montreal Trust Company in writing no later than April 18, 2000 either (i) how it should vote the underlying Voting Stock or (ii) that the holder of the Exchangeable Preference Shares will attend the annual meeting and vote those shares in person. The Montreal Trust Company must also receive at its offices in Montreal, Quebec no later than April 18, 2000 properly endorsed certificates for those shares or other evidence satisfactory to the Montreal Trust Company that ownership of the Exchangeable Preference Shares has transferred.

CAN I CHANGE MY VOTE?

       Holders of Common Stock may change their vote at any time prior to the vote at the annual meeting. To change your vote for shares held directly in your name, you may either grant a new proxy or attend the annual meeting and vote in person. If you attend the meeting but do not inform us that you wish to change your vote, your proxy will be voted as previously directed. To change your vote for shares you beneficially own, you must submit new voting instructions to your broker or nominee. To change your vote for Exchangeable Preference Shares, you must write to the Montreal Trust Company before it has acted upon your prior instructions.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

       Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors.

       Ratification of Appointment of Independent Accountants. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the ratification of the appointment of Arthur Andersen is required to ratify the appointment of Arthur Andersen as independent accountants for the Company.

         Amendment of Articles of Incorporation to Increase Authorized Common Stock. The affirmative vote of a majority of shares entitled to vote with respect to the amendment of the Articles of Incorporation to increase authorized Common Stock (i.e., a majority of all Common Stock and Exchangeable Preference Shares outstanding) is required to approve such amendment.

HOW WILL ABSTENTIONS AND BROKER NON-VOTES AFFECT THE ELECTION OF DIRECTORS AND APPROVAL OF THE MATTERS TO BE CONSIDERED AT THE MEETING?

         Election of Directors. Abstentions and broker non-votes will not be counted as votes cast with respect to the election of directors and, therefore, will have no effect on the result of the vote.

         Ratification of Appointment of Arthur Andersen. Abstentions and broker non-votes will not be counted as votes cast with respect to the ratification of the appointment of Arthur Andersen and, therefore, will have no effect on the result of the vote.

         Amendment of Articles of Incorporation to Increase Authorized Common Stock. Abstentions and broker non-votes will be counted as votes against the proposed amendment of the Articles of Incorporation to increase authorized Common Stock.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

         If you receive more than one proxy card, your shares are registered under different names or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

         We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2000.

                                 STOCK OWNERSHIP


WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

         The table below shows all stockholders known to the Company to beneficially own (under the rules of the SEC) as of March 6, 2000 more than 5% of the Company's Common Stock.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL                                PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP                                OF CLASS (1)
------------------------------------                          ---------                                ------------

Lafarge S.A.                                                38,100,364   (2)                             52.1%
61, rue des Belles Feuilles
75116 Paris France

FMR Corp.                                                    4,760,967   (3)                              6.2%
82 Devonshire Street
Boston, Massachusetts 02199

UBS AG                                                       3,979,925   (4)                              5.4%
Bahnhofstrasse 45
8021, Zurich, Switzerland


----------

(1) Calculated based on the number of shares of Common Stock plus the number of Exchangeable Preference Shares outstanding. Holders of Exchangeable Preference Shares (other than the Company and Lafarge Canada, Inc.) have voting rights in the Company through a trust holding shares of the Company's Voting Stock.

(2) Includes 37,611,844 shares of Common Stock and 488,520 Exchangeable Preferences Shares of our subsidiary, Lafarge Canada, Inc., held by Lafarge S.A. either directly or through its beneficial interests in Lafarge (U.S.) Holdings and Paris-Zurich Holdings (both New York trusts) and Cementia Holdings A.G., a Swiss corporation and majority-owned subsidiary of Lafarge S.A.

(3) Based solely on Schedule 13G dated February 14, 2000 filed by FMR Corp. with the U.S. Securities and Exchange Commission. The Schedule 13G reports beneficial ownership by FMR Corp. of 4,523,525 shares of Common Stock, with sole power to dispose or direct the disposition of all such shares and sole power to vote (or direct the vote of) 23,600 of such shares. The Schedule 13G also reports that the interest of Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the shares of Common Stock beneficially owned by FMR Corp. amounted to 4,481,150 shares, or 6.5% of the Common Stock outstanding at year end.

(4) Based solely on the review of Schedule 13G dated February 4, 2000 filed by UBS AG with the U.S. Securities and Exchange Commission. The
         Schedule 13G reports beneficial ownership by UBS AG of 3,979,925 shares of Common Stock, primarily through its indirect wholly owned subsidiary Brinson Partners, Inc., a registered investment advisor. UBS AG disclaims beneficial ownership of such shares.

         The Company and its parent, Lafarge S.A., are parties to an Option Agreement dated November 1, 1993. This agreement is intended to enable Lafarge S.A. to maintain its existing margin of voting control. Through this agreement, Lafarge S.A. has the right until October 31, 2003 to purchase voting securities from the Company whenever the Company issues voting securities. This agreement was approved by the Company's independent directors (i.e. those directors with no affiliation with Lafarge S.A.) based upon the business advantages to the Company which result from Lafarge S.A.'s majority ownership of the Company. Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges. Through its worldwide interests, Lafarge S.A. is principally engaged in the manufacture and sale of cement, concrete, aggregates, gypsum products, specialty materials and roofing. The Company understands that Lafarge S.A. presently intends to maintain its position as majority owner of the Company.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

            The table below shows the number of shares of the Company's Common Stock and the number of shares of the common stock of Lafarge S.A. (the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended) beneficially owned as of March 6, 2000 by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table below and (iii) the directors and executive officers of the Company as a group. Unless otherwise indicated, all shares are directly owned.





                                          BENEFICIAL OWNERSHIP                                  BENEFICIAL OWNERSHIP
                                            OF THE COMPANY'S                                       OF LAFARGE S.A.
                                          COMMON STOCK (1) (2)                                    COMMON STOCK (2)
                                   ------------------------------------                 -------------------------------------
                                    NUMBER                      PERCENT                  NUMBER                       PERCENT
NAME                               OF SHARES                   OF CLASS                 OF SHARES                    OF CLASS
----                               ---------                   --------                 ---------                    --------

Thomas A. Buell                      11,500                        *                            0
Marshall A. Cohen                    11,000  (3)                   *                            0
Bertrand P. Collomb                 120,236                        *                       46,696 (4)                     *
Philippe P. Dauman                    4,000                        *                            0
Bernard L. Kasriel                   17,000                        *                       79,210                         *
Jacques Lefevre                       3,100                        *                       12,311                         *
Paul W. MacAvoy                      12,000                        *                            0
Claudine B. Malone                   10,250  (5)                   *                            0
Robert W. Murdoch                    12,100                        *                        1,536                         *
Bertin F. Nadeau                     11,041  (6)                   *                            0
John D. Redfern                      20,730                        *                          559                         *
Joe M. Rodgers                       11,500  (7)                   *                            0
Michel Rose                          70,250                        *                       28,500                         *
Ronald D. Southern                   11,130  (8)                   *                            0
Gerald H. Taylor                          0                                                     0
John M. Piecuch                     136,470                        *                        7,595                         *
Edward T. Balfe                     113,883                        *                            0
Peter H. Cooke                       54,455                        *                            0
Larry J. Waisanen                    36,665                        *                        2,584                         *
Michael J. Balchunas                 42,522                        *                            0

All directors and executive
    officers of the Company
    as a group (29 persons)         857,986                        *                      179,868                         *

-----------

*Less than 1%

(1) The shares below include (a) Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc., which are exchangeable at the option of the holder into Common Stock on a one for one basis and (b) Common Stock and Exchangeable Preference Shares covered by stock options that were exercisable on March 6, 2000 or within 60 days thereafter (referred to below as "currently exercisable options"). Holders of Exchangeable Preference Shares have voting rights in the Company through a trust holding shares of the Company's Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Preference Share held.

(2) The number of shares reported for each of the individuals listed below includes the following number of shares which are not outstanding but are subject to currently exercisable options:


                               COMPANY           LAFARGE S.A.                                      COMPANY         LAFARGE S.A.
        NAME                COMMON STOCK         COMMON STOCK                NAME                 COMMON STOCK     COMMON STOCK
        ----                ------------         ------------                ----                 ------------     ------------
Thomas A. Buell                10,000                                  John D. Redfern                 10,000
Marshall A. Cohen              10,000                                  Joe M. Rodgers                  10,000
Bertrand P. Collomb           112,500                22,222            Michel Rose                     70,250           28,182
Philippe P. Dauman              4,000                                  Ronald D. Southern              10,000
Bernard L. Kasriel             15,000                77,400            John M. Piecuch                128,750            7,468
Jacques Lefevre                 3,000                11,111            Michael J. Balchunas            40,500
Paul W. MacAvoy                10,000                                  Edward T. Balfe                109,375
Claudine B. Malone             10,000                                  Peter H. Cooke                  52,750
Robert W. Murdoch              10,000                                  Larry J. Waisanen               33,750            2,467
Bertin F. Nadeau               10,000                                  Total Directors & Officers     806,375

(3) Includes 1,000 shares owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

(4) Includes 22,775 shares held by a family partnership over which Mr. Collomb has voting power.

(5) Includes 250 shares owned by Financial & Management Consulting, Inc. which is controlled by Ms. Malone.

(6) Includes 1,023 shares owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(7) Includes 1,500 shares owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

(8) Includes 1,130 shares held by Sentgraf Enterprises Ltd., which is controlled by Mr. Southern.

                         ITEM 1 - ELECTION OF DIRECTORS

WHO ARE THE NOMINEES STANDING FOR ELECTION AS DIRECTORS?

         Each of the nominees below has consented to serve as a director if elected. All are currently directors of the Company. All proxies received, unless revoked, will be voted for each of the nominees listed below, unless authorization to so vote is withheld. Cumulative voting is not permitted. If a nominee should become unavailable to stand for election for any reason, the persons designated as proxies will have full discretion to cast their votes for any other person designated by the Board. Below you will find certain background information regarding each of the nominees.

         THOMAS A. BUELL, Director/Consultant of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity since May 1996. Mr. Buell, age 68, was Chairman of the Board of Weldwood of Canada Limited from January 1979 to April 1996 and President and Chief Executive Officer of such company from August 1975 to December 1992. He is also a director of Placer Dome Inc., B.C. Gas, Inc., Trans Mountain Pipe Line Company Ltd. and TimberWest Forest Limited. He has served as a director of the Company since January 1, 1993.

         MARSHALL A. COHEN, Counsel, Cassels, Brock & Blackwell, Barristers and Solicitors. Mr. Cohen, age 64, has served in such capacity since October 1996. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. He is also a director of Barrick Gold Corporation, American International Group, Inc. and Clark USA. He has served as a director of the Company since 1991.

         BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge S.A. Mr. Collomb, age 57, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge S.A. since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. He has served as a director of the Company since 1985.

         PHILIPPE P. DAUMAN, Deputy Chairman and Executive Vice President of Viacom, Inc. (entertainment). Mr. Dauman, age 46, has served as Deputy Chairman since January 1996 and as Executive Vice President since March 1994. He has served as Chief Administrative Officer of such company since March 1994 and also held the title of General Counsel from January 1993 to October 1998. Previously Mr. Dauman was a partner of the law firm Shearman & Sterling. He is also a director of Viacom's parent company, National Amusements, Inc. as well as Blockbuster, Inc. He has served as a director of the Company since 1997.

         BERNARD L. KASRIEL, Vice Chairman of the Board of the Company and Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Kasriel, age 53, was elected to his current position in May 1996. He has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. Prior to that he served as Managing Director of Lafarge S.A. from 1989 to 1994, Senior Executive Vice President of Lafarge S.A. from 1987 to 1989 and Executive Vice President of Lafarge S.A. from 1982 until March 1987. Mr. Kasriel is also a director of Sonoco Products Company. He has served as a director of the Company since 1989.

         JACQUES LEFEVRE, Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Lefevre, age 61, has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. From August 1, 1989 to 1994, he served as Managing Director of Lafarge S.A. He served as Senior Executive Vice President of Lafarge S.A. from 1987 to August 1, 1989 and as Executive Vice President of Lafarge S.A. from 1983 to 1987. He has served as a director of the Company since 1983.

         PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Management. Mr. MacAvoy, age 65, has been Williams Brothers Professor since 1992. He served as Dean of the Yale School of Management from 1992 to 1994, as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale School of Management from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. He has served as a director of the Company since 1993.

         CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 63, has served in such capacity since 1982. Ms. Malone is also a director of Dell Computer Corp., Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Lowe's Companies, Mallinckrodt Inc., SAIC Corp. and Union Pacific Resources Corporation. She has served as a director of the Company since May 1994.

         ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 58, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992, Senior Executive Vice President of Lafarge S.A. from August 1989 to September 1992 and President and Chief Operating Officer of the Company from 1987 to 1989. Mr. Murdoch is also a director of Lafarge S.A., LCI, Usinor S.A., Sierra Systems Group Inc., Lallmano, Inc. and Power Corporation International Limited. He has served as a director of the Company since 1987.

         BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 59, is also a director of Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

         JOHN M. PIECUCH, President and Chief Executive Officer of the Company and Group Executive Vice President of Lafarge S.A. Mr. Piecuch, age 51, has served as President and Chief Executive Officer of the Company since October 1, 1996 and as Group Executive Vice President of Lafarge S.A. since July 1, 1994. He served as Senior Executive Vice President of the Company from 1992 to June 30, 1994 and as Executive Vice President of the Company from 1989 to 1992. He has served as a director of the Company since August 1, 1994.

         JOHN D. REDFERN, Chairman of the Board of LCI. Mr. Redfern has served as Chairman of the Board of LCI since 1984. Mr. Redfern served as Vice Chairman of the Board of the Company from January 1989 to May 1996, as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 64, is also a director of LCI. He has served as a director of the Company since 1983.

         JOE M. RODGERS, Chairman, The JMR Group (investment company). Mr. Rodgers, age 66, served as the United States Ambassador to France from 1985 until 1989. He is also a director of AMR Corporation/American Airlines, Inc., Gaylord Entertainment Company, SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Towne Services, Inc., and Tractor Supply Company. He has served as a director of the Company since 1989.

         MICHEL ROSE, Group Senior Executive Vice President of Lafarge S.A. Mr. Rose has served as Senior Executive Vice President of Lafarge S.A. since 1989. Mr. Rose, age 57, served as President and Chief Executive Officer of the Company from September 1, 1992 until September 30, 1996. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. He has served as a director of the Company since 1992.

         RONALD D. SOUTHERN, Chairman of the Board and Chief Executive Officer of ATCO Ltd. (a diversified industrial company) and Chairman of the Board and Chief Executive Officer of Canadian Utilities Limited (a utility company). Mr. Southern has served ATCO Ltd. as Chairman of the Board since May 1990 and as CEO since 1968. He was also President of such company from June 1988 until the end of 1993. He has been Chairman of the Board of Canadian Utilities Limited since 1981 and he became CEO of such company in January 1994. Mr. Southern, age 69, is also a director of Canadian Pacific Limited, Fletcher Challenge Canada Limited, Royal & Sun Alliance Insurance Company of Canada, Chrysler Canada Ltd. and Southam Inc. He has served as a director of the Company since 1985.

         GERALD H. TAYLOR , Telecommunications Consultant and Private Investor. Mr. Taylor, age 58, served as Chief Executive Officer of MCI from November 1996 to October 1998. He also served as MCI's President and Chief Operating Officer from July 1994 to November 1996 and as MCI's Chief Operating Officer from April 1993 to July 1994. Mr. Taylor is also a director of CIENA, E2Enet, Inc. and Voyager.net.

         There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries.

HOW ARE DIRECTORS COMPENSATED?

         BASE COMPENSATION. Directors who are also employees of the Company receive no additional compensation for service as directors. Each non-employee director receives an annual fee of $34,000 for service as a director, plus $1,000 for each Board meeting attended. Each non-employee director also receives an annual fee of $3,000 for each committee on which he or she serves, plus an additional $3,000 annually for each committee of which he or she serves as chair. All fees are paid quarterly. All directors are reimbursed for travel, lodging and other expenses they incur related to attending Board and committee meetings.

         Each year, directors may elect to defer payment of their fees for that year until termination of their service as a director. Any such election must be made prior to that year's annual stockholder meeting and must specify one of two payment options--lump sum or up to ten annual installments.
Deferred fees bear interest computed quarterly at the average prime rate for the quarter.

         A non-employee director who is 70 years of age or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) and who has seven or more years of credited service as a director is entitled to receive upon retirement from the Board of Directors $20,000 annually for the remainder of his or her life, and his or her surviving spouse is entitled to receive $10,000 annually for the remainder of his or her life following such director's death. A non-employee director retiring at age 55 through 69 who has three or more years of credited service is entitled to receive upon retirement $20,000 annually for a period of time equal to his or her period of credited service as a director and his or her surviving spouse is entitled to receive $10,000 annually for the balance of such period if the director dies before the end of such period.

         Two non-employee directors of the Company (Mr. Redfern and Mr. Murdoch) also serve as directors of the Company's subsidiary, Lafarge Canada, Inc. Each receives from Lafarge Canada, Inc. an annual fee of Cdn. $14,000 for service as a director plus Cdn. $1,000 for each board or committee meeting attended. All fees are paid semi-annually, in addition, each is reimbursed by Lafarge Canada, Inc. for travel, lodging and other expenses he incurs related to attending Lafarge Canada, Inc. board and committee meetings.

         OPTIONS. Each non-employee director receives during February of each year an automatic grant of an option to purchase 1,000 shares of common stock. For fiscal 1999 Thomas A. Buell, Marshall A. Cohen, Philippe P. Dauman, Jacques Lefevre, Paul W. MacAvoy, Ronald D. Southern, Claudine B. Malone, Robert W. Murdoch, Bertin F. Nadeau, John D. Redfern, Joe M. Rodgers and Michel Rose received grants under this plan. Each option grant permits the recipient to purchase shares at their fair market value on the date of grant, which was $38.125 in the case of options granted in 1999.

         Gerald H. Taylor automatically received a one-time grant of an option to purchase 5,000 shares of common stock upon his election to the Company's Board of Directors in 1999. This option permits Mr. Taylor to purchase shares at $28.0625, their fair market value on the date of grant.

         Options granted to non-employee directors vest depending upon the director's length of service at the time of grant. Options granted to directors who have served continuously for at least four years as of the date of grant are fully vested. Options granted to directors who have served continuously less than four years as of the date of grant vest 25% on such date for each year of the director's prior continuous service through the date of grant and vest 25% on each subsequent anniversary of a director's joining the Board.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has standing Executive, Finance, Board Governance, Management Development and Compensation, Audit, Stock Option, Pension, and Strategy and Development Committees.

                           BOARD COMMITTEE MEMBERSHIPS

                                                                MANAGEMENT
                                                   BOARD       DEVELOPMENT                                            STRATEGY AND
NAME                     EXECUTIVE   FINANCE    GOVERNANCE     &COMPENSATION    AUDIT    STOCK OPTION      PENSION     DEVELOPMENT
----                     ---------   -------    ----------     -------------    -----    ------------      -------     -----------
Thomas A. Buell                                      *               #            *            #
Marshall A. Cohen                       *                                         #                                         *
Bertrand P. Collomb          *                       *                                                                      *
Philippe P. Dauman                                                   *            *            *              *
Bernard L. Kasriel           #                                                                                              *
Jacques Lefevre                         #
Paul W. MacAvoy                                      *                                                        *             *
Claudine B. Malone                                   *               *                         *              #
Robert W. Murdoch                                                                                             *             *
Bertin F. Nadeau                        *                                         *                           *
John M. Piecuch              *          *                                                                                   #
John D. Redfern              *                       #               *
Joe M. Rodgers                          *                                         *                           *
Michel Rose                                                                                                                 *
Ronald D. Southern                                                   *                         *                            *
Gerald H. Taylor                                                     *            *            *

   *  Member
   #  Chairman

         Executive Committee. The Executive Committee has the authority and power of the Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except as otherwise provided by law. In practice, however, the Committee generally acts only with respect to matters delegated to it by the entire Board of Directors. The Executive Committee did not meet during fiscal 1999, but took action by unanimous written consent one time during the year.

         Finance Committee. The Finance Committee makes recommendations to the Board of Directors as to various matters involving the financial affairs of the Company. The Finance Committee met four times during fiscal 1999.

         Board Governance Committee. The Board Governance Committee identifies and presents qualified persons for election and re-election as directors of the Company. This Committee annually reviews Board and Board committee performance, as well as the effectiveness of the Company's governance structure and matters related to corporate governance. The Committee also advises and makes recommendations concerning criteria for Board membership, the number of members of the Board of Directors and the composition and Committee structure of the Board of Directors. The Board Governance Committee met two times during fiscal 1999.

         Management Development and Compensation Committee. The Management Development and Compensation Committee reviews the Company's executive management and Board compensation standards and practices, and recommends revisions and changes in compensation arrangements. The Committee also reviews executive resources, the performance of key executives as well as organization and succession plants. The Committee approves compensation changes for all senior executives and it makes recommendations to the Board as to who should serve as officers of the Company. The Management Development and Compensation Committee met three times during fiscal 1999.

         Audit Committee. This Committee recommends the appointment of independent accountants, reviews all recommendations made to the Board of Directors by the independent public accountants on accounting methods and internal control systems and advises the Board of Directors with respect thereto, and reviews the Company's internal audit process as well as transactions between the Company and related parties. The Audit Committee met three times during fiscal 1999.

         Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has sole authority to grant options under the Company's stock option plans. The Stock Option Committee met one time during fiscal 1999.

         Pension Committee. The Pension Committee administers the Company's various pension plans, regularly reviewing the funding status of the plans and performance of the managers of the assets of the plans, making changes in such managers when it deems it appropriate. The Pension Committee met two times during fiscal 1999.

         Strategy and Development Committee. The Strategy and Development Committee is responsible for reviewing the short-range and long-term strategic plans of the Company. This Committee also considers various strategic issues, major acquisitions and dispositions of assets and advises the Board of Directors with respect thereto. The Strategy and Development Committee met one time during fiscal 1999.

OTHER INFORMATION

         The Board of Directors held four meetings in 1999. Each Board Committee held such number of meetings as indicated in such Committee's description above. During 1999, only Mr. Rodgers attended fewer than 75% of the aggregate of the number of Board meetings and the meetings of the Committees on which he served.

         On March 18, 1998, a stockholder derivative lawsuit was filed against the Company's directors in the Circuit Court for Montgomery County, Maryland. The lawsuit alleged breach of fiduciary duty, corporate waste, and gross negligence in connection with the Company's purchase of North American construction materials assets from Lafarge S.A., the Company's majority stockholder (the "Redland Transaction").

         The Redland Transaction, proposed to the Company in late 1997, was evaluated by a special committee of independent directors after conducting extensive due diligence and being advised by independent professionals retained by the committee to assist with its evaluation, one of which, an investment banking firm, advised the committee regarding the fairness of the price and terms of the Redland Transaction. Based on its due diligence and the opinions of its specially-retained advisers, the special committee recommended the Redland Transaction for approval by the full Board of Directors of the Company. On March 16, 1998, the full Board, consisting of a majority of independent directors, approved the Redland Transaction, which was publicly announced on March 17, 1998.

      The directors advised the Company that the lawsuit was without merit and have vigorously defended against the lawsuit. By order dated January 28, 2000, the Court granted the directors' motion for summary judgment. The Company has been advised that plaintiffs have appealed the Court's ruling and that the directors intend to vigorously contest that appeal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. Based upon a review of these filings and written representations from the Company's directors and executive officers, the Company notes that Gerald H. Taylor, a director of the Company, inadvertently failed to report an option to acquire 5,000 shares of the Company's Common Stock within his initial report of ownership. Mr. Taylor subsequently reported that option.

                             EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors. No member of either committee is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are presented to, and are available for review by, the full Board. All decisions relating to stock options are made solely by the Stock Option Committee.

REPORT ON EXECUTIVE COMPENSATION

         The following is a report submitted by members of the Management Development and Compensation Committee and the Stock Option Committee, addressing the Company's compensation policy as it related to the Company's executive officers for fiscal 1999:

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

         In 1999, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's 1998 Stock Option Plan.

         Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes information provided by several independent compensation consultants. The comparison group utilized by the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, which employ more than 1,000 full time employees, with a unionized labor force, and which have been profitable over the most recent two to three year period. Individual performance among the companies included in the comparison group is not separately evaluated.

         The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system designed to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to the Company's long-term approach to compensation and the cyclical nature of the Company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company's executive officers have generally been set between the median and the 3rd quartile of the range for annual cash compensation totals in the comparison group.

         Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and information from various compensation consultants. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's performance during the prior year. In 1999, in view of the

Company's long-term compensation objectives and improvements in the Company's financial results, the budgeted salary increases were comparable to projected salary increases for the comparison group utilized by the Company.

          The base salary of $442,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was slightly above the midpoint of the range for persons holding comparable positions at other companies in the comparison group. The Chairman of the Board annually reviews the Chief Executive Officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. The 1999 salaries of the other executive officers of the Company listed in the Summary Compensation Table (the "named executive officers") ranged from approximately 98% to 114% of the midpoints established with respect to each of such positions.

         Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 40% to 100% of their base salary, depending upon their position with the Company.

           Financially based performance objectives measure the Company's performance for the year against certain return on equity and return on net asset criteria. Subjective performance criteria are used to evaluate each officer's individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

         Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. Because of the Company's improved earnings performance, financial performance bonuses were paid with respect to 1999 in amounts in the range of 32.5% to 50% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 1999 were in the range of 30% to 46% of such salaries.

         Mr. Piecuch's total bonus amount was equal to approximately 96% of his 1999 salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of return on equity and return on net assets targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company's improved financial performance in 1999.

         Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of stockholders. Long-term awards granted in 1999 consisted of non-qualified stock options granted under the Company's 1998 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted with exercise prices equal to the prevailing market value of the Common Stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's stockholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

         The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents approximately 1% of the approximately 73,000,000 outstanding shares of Common Stock of the

Company (including the Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc.). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. In 1999, the Stock Option Committee granted to Mr. Piecuch options to purchase 40,000 shares of the Company's Common Stock based upon the foregoing factors.

         Lafarge S.A., the Company's principal stockholder, has advised the Company that it intends to grant to certain executive officers of the Company options to purchase shares of Lafarge S.A. common stock from time to time, in recognition of their contributions to the overall performance of Lafarge S.A. and its affiliated companies. Options granted by Lafarge S.A. are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

         The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committees believe that compensation levels during 1999 adequately reflect the Company's compensation goals and policies.

March 1, 2000

Management Development and                          Stock Option Committee
Compensation Committee

Thomas A. Buell, Chairman                           Thomas A. Buell, Chairman
Philippe P. Dauman                                  Philippe P. Dauman
Claudine B. Malone                                  Claudine B. Malone
John D. Redfern                                     Ronald D. Southern
Ronald D. Southern

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Of the directors who constitute the Management Development and Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company or of our subsidiary, Lafarge Canada, Inc.. Mr. Redfern's current and previous positions with the Company and Lafarge Canada, Inc. are described under Item 1 - "Election of Directors."

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the Chief Executive Officer and the other four executive officers of the Company who were the most highly compensated for the year ended December 31, 1999 who were serving as executive officers at year end.


                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                                                                    ------------
                                                                                                     SECURITIES
                                                           ANNUAL COMPENSATION                       UNDERLYING
                                       ---------------------------------------------------------        STOCK
                 NAME AND                                                         OTHER ANNUAL         OPTIONS         ALL OTHER
            PRINCIPAL POSITION         YEAR      SALARY              BONUS      COMPENSATION (1)         (#)       COMPENSATION (2)
            ------------------         ----      ------              -----      ----------------      ---------    ----------------

John M. Piecuch  (3)                    1999      $442,000           $425,000                             40,000         $26,168
   President and Chief                  1998       416,500            315,775                             35,000          24,148
   Executive Officer of Lafarge         1997       382,500            230,648                             35,000          24,316
   Corp.; President and Chief
   Executive Officer of LCI

Michael J. Balchunas                    1999       210,000            156,250                             12,000          58,758
   Senior Vice President                1998       190,000             85,500                             12,000           8,607
   and President, U.S.                  1997       177,600             78,100                             10,000           8,465
   Cement Operations

Edward T. Balfe                         1999       375,000            300,000                             27,500          30,534
   Executive Vice President and         1998       323,000            210,000                             25,000          27,000
   President, Construction              1997       264,000            149,200         $28,483(4)          20,000          27,359
   Materials

Peter H. Cooke                          1999       241,666            228,750                             21,000          71,638
   Executive Vice President -           1998       195,489            106,508                             20,000           4,360
   Cement Operations                    1997       190,661             99,230                             20,000           5,468

Larry J. Waisanen                       1999       255,000            193,800                             22,500          19,719
   Executive Vice President             1998       230,000            133,800                             17,500          19,720
   and Chief Financial                  1997       195,000             86,200                             12,500          19,678
   Officer

---------------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

(2) The amounts shown for 1999 include (a) contributions or allocations by the Company to the executives' accounts under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan ($12,790 for Mr. Piecuch, $12,309 for Mr. Balfe, $7,200 for Mr. Cooke, $11,536 for Mr. Waisanen and $7,200 for Mr. Balchunas); (b) term life insurance premiums paid by the Company ($5,645 for Mr. Piecuch, $6,225 for Mr. Balfe, $672 for Mr. Cooke, $1,583 for Mr. Waisanen and $864 for Mr. Balchunas); and (c) interest that would have been payable by the executive on his interest free loan if the Company required interest to be paid ($7,336 for Mr. Piecuch, $12,000 for Mr. Balfe, $424 for Mr. Cooke, $6,600 for Mr. Waisanen). In addition, the amounts shown for 1999 include relocation payments made by the Company ($50,694 for Mr. Balchunas and $63,342 for Mr. Cooke).

(3) Mr. Piecuch expends 15% of his time and effort for the benefit of Lafarge S.A. Salary and bonus amounts reported are those attributable to his service to the Company.

 (4) Represents a tax equalization payment reimbursing Mr. Balfe for taxes which he paid to Canadian revenue authorities and related expenses as a result of his performance of services in Canada, the amount of which equals the difference between actual U.S. and Canadian taxes paid and the tax he would have paid if only a U.S. tax return had been required, plus tax return preparation fees.

OPTION EXERCISES AND YEAR-END VALUES

         The following table shows information with respect to stock options exercised during 1999 and unexercised options to purchase the Company's Common Stock granted to the Chief Executive Officer and the other named executive officers and held by them at December 31, 1999.


                                                                NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                          SHARES                            OPTIONS AT DECEMBER 31, 1999            AT DECEMBER 31, 1999(2)
                         ACQUIRED          VALUE         ----------------------------------      ---------------------------------
NAME                    ON EXERCISE    REALIZED (1)      EXERCISABLE            UNERCISABLE      EXERCISABLE         UNEXERCISABLE
----                    -----------    ------------      -----------            -----------      -----------         -------------
John M. Piecuch             5,000           $57,500            103,750             86,250           $719,063             $110,000
Michael J. Balchunas          -0-               -0-             30,250             27,750            243,485               39,391
Edward T. Balfe               -0-               -0-             86,250             61,250            605,001               90,313
Peter H. Cooke                -0-               -0-             32,500             51,000            177,657               90,313
Larry J. Waisanen             -0-               -0-             18,125             44,375             90,078               51,641

----------
(1) Market value on exercise date minus option exercise price times number of options exercised.

(2) Market value at year end ($26.5625) of one share of the Company's Common Stock minus option exercise price times number of options.

OPTION GRANTS

         The following table shows information with respect to grants of stock options pursuant to the Company's 1998 Stock Option Plan during 1999 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted 1999.



                                 NUMBER                       OPTION GRANTS IN LAST FISCAL YEAR
                              OF SECURITIES      ----------------------------------------------------
                               UNDERLYING            PERCENTAGE OF
                                 OPTIONS             TOTAL OPTIONS                                                GRANT DATE
                               GRANTED (1)       GRANTED TO EMPLOYEES        EXERCISE      EXPIRATION          PRESENT VALUE (2)
NAME                               (#)                IN 1999              PRICE ($/SH)       DATE                    ($)
----                          -------------      ---------------------     ------------    ----------          ------------------
John M. Piecuch                     40,000              4.8%                  $38.125          2/8/09                $455,600
Michael J. Balchunas                12,000              1.4%                   38.125          2/8/09                 136,680
Edward T. Balfe                     27,500              3.3%                   38.125          2/8/09                 313,225
Peter H. Cooke                      21,000              2.5%                   38.125          2/8/09                 239,190
Larry J. Waisanen                   22,500              2.7%                   38.125          2/8/09                 256,275

----------

(1) All options expire ten years after the grant date and vest in annual 25% increments beginning one year after the grant date.

(2) In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon actual changes in the market price of the Company's Common Stock during the applicable period.

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1994 and ended December 31, 1999. The companies in the peer group index constructed by the Company are as follows:
St. Lawrence Cement, Inc., Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company, Centex Construction Products Inc. and USG Corp.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1) AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP


                                  [LINE GRAPH]


                          1994           1995           1996           1997           1998           1999
                          ----           ----           ----           ----           ----           ----
Lafarge                 $100.00        $107.17        $118.33        $176.70        $245.69        $171.09
Wilshire 5000           $100.00        $136.49        $165.44        $217.20        $268.11        $331.27
Peer Group(2)           $100.00        $130.68        $151.09        $246.78        $347.27        $206.65



(1) Assumes $100 invested on December 31, 1994 in Lafarge Corporation Common Stock, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

(2) Includes St. Lawrence Cement, Inc. (converted to U.S. currency at a constant rate), Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company, Centex Construction Products Inc. and USG Corp.

RETIREMENT PLANS

         The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service (not in excess of 35) and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

         Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Lafarge Corp. retirement plan. Except as described below, the SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited services for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.5% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Lafarge Corp. retirement plan. Mr. Piecuch, Mr. Balchunas and Mr. Waisanen are participants in the SERP.

         In October 1996, the Company established a trust to securitize SERP benefits upon a change of control of the Company or of Lafarge S.A. The trust will remain unfunded until a change in control is imminent, at which time the trust would become irrevocable and would be funded with cash sufficient to pay the benefits under the SERP. Also, the SERP was amended to provide that in the event of a change of control, the eligibility for SERP benefits will be expanded to cover SERP participants who are vested upon termination of employment but who are not otherwise eligible for retirement under the Company's retirement plan. The Board of Directors also adopted a resolution requiring the Company, in the event of a change of control, to make contributions to the Company's retirement plan to the maximum extent allowable as a current deduction for federal income tax purposes.

         The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Corp. retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

  FIVE-YEAR                                                                  ANNUAL PENSION
   AVERAGE                                                       COVERED YEARS OF SERVICE AT AGE 65
   ANNUAL                                       ------------------------------------------------------------------------------
  EARNINGS                                      15 YEARS          20 YEARS          25 YEARS         30 YEARS         35 YEARS
  --------                                      --------          --------          --------         --------         --------
    $ 50,000...........................      $  13,125          $ 17,500          $ 21,875         $  26,250       $  30,625
     100,000...........................         26,250            35,000            43,750            52,500          61,250
     150,000...........................         39,375            52,500            65,625            78,750          91,875
     200,000...........................         52,500            70,000            87,500           105,000         122,500
     250,000...........................         65,625            87,500           109,375           131,250         153,125
     300,000...........................         78,750           105,000           131,250           157,500         183,750
     350,000...........................         91,875           122,500           153,125           183,750         214,375
     400,000...........................        105,000           140,000           175,000           210,000         245,000
     450,000...........................        118,125           157,500           196,875           236,250         275,625
     500,000...........................        131,250           175,000           218,750           262,500         306,250
     550,000...........................        144,375           192,500           240,625           288,750         336,875
     600,000...........................        157,500           210,000           262,500           315,000         367,500

         The years of service credited under the retirement plan and the SERP at March 1, 2000 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Piecuch - 13 years (retirement), 22 years (SERP); Mr. Balchunas - 27 years (retirement), 27 years (SERP); and Mr. Waisanen - 23 years (retirement), 23 years (SERP).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1999, Bertrand Collomb received a salary of $220,000 for serving as Chairman of the Board of the Company; Bernard Kasriel received a salary of $110,000 for serving as Vice Chairman of the Board; and John D. Redfern received a fee of Cdn. $36,400 for serving as Chairman of the Board of our subsidiary, Lafarge Canada, Inc.

INDEBTEDNESS OF MANAGEMENT

         The Company and our subsidiary, Lafarge Canada, Inc. have extended non-interest bearing loans to certain of their officers to assist in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 1999, the largest aggregate amount of such indebtedness outstanding during 1999 and the amount thereof outstanding as of December 31, 1999, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the Board
- $67,676, $59,792; John M. Piecuch, President and Chief Executive Officer - $101,667, $91,667; Edward T. Balfe, Executive Vice President and President Construction Materials Group - $155,000, $145,000; Larry J. Waisanen, Executive Vice President and Chief Financial Officer, $85,000, $80,000; James J. Nealis, Vice President, Human Resources, $181,000, $175,000 and Eric C. Olsen, Senior Vice President, Strategy and Development, $201,000, $200,642.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Effective October 1, 1997, the Company entered into a three-year consulting agreement with Robert W. Murdoch pursuant to which Mr. Murdoch is paid $4,000 per day for consulting services, not to exceed $100,000 per contract year or $300,000 in the aggregate during the term of the agreement. During 1999, Mr. Murdoch was paid approximately $20,000 for consulting services pursuant to the agreement.

         The Company, our subsidiary Lafarge Canada, Inc. and our majority stockholder Lafarge S.A. are parties to three agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities, marketing and technical assistance for the gypsum wallboard division and the use of certain trademarks. In 1999, the Company and Lafarge Canada, Inc. recorded expenses under these agreements for the approximate sums of $______________ and Cdn. $______________, respectively. The Company and Lafarge Canada, Inc. have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and Lafarge Canada, Inc. In 1999, charges to Lafarge S.A. for these services totaled approximately $______________.

         During 1999, the Company and Lafarge Canada, Inc. purchased products from Lafarge S.A. and certain of its affiliates in the ordinary course of business. These purchases totaled approximately $______________ and Cdn. $______________ for the Company and Lafarge Canada, Inc., respectively.

         Messrs. Collomb, Kasriel, Lefevre, Murdoch, Piecuch and Rose are also directors or officers of Lafarge S.A.

         ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP audited the consolidated financial statements of Lafarge Corporation for the fiscal year ended December 31, 1999. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent accounts to audit its consolidated financial statements for the fiscal year ended December 31, 2000. Although we are not required to seek your approval of this appointment, the Board of Directors believes it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for your rejection and the Board will reconsider the appointment.

         We expect one or more representatives of Arthur Andersen LLP to attend the meeting, where they will be available to respond to appropriate questions. They also will have an opportunity to make a statement if they so desire.

         Our Board of Directors recommends that you vote FOR ratification of the appointment of Arthur Andersen as Lafarge Corporation's independent accountants for the fiscal year ended December 31, 2000.

          ITEM 3 - PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors believes that it is in Lafarge Corporation's best interest to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 110,100,000 to 150,000,000.

         As of January 1, 2000, approximately 68.7 million shares of the Company's currently authorized Common Stock were issued and outstanding. Of the remaining authorized shares, approximately 17.7 million were reserved for issuance pursuant to the Company's stock option and purchase plans, the Company's optional dividend reinvestment plan and upon exchange of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada, Inc., leaving approximately 23.7 million shares available for issuance for other corporate purposes.

         The proposed amendment will provide additional authorized shares of Common Stock for future issuance by the Company. The Board believes that the current number of authorized shares of Common Stock are insufficient to cover possible future issuances of shares from time to time. Increasing the number of authorized shares will provide the Company with the flexibility to make future issuances as may be necessary, in connection with potential acquisitions that may present themselves or other corporate transactions that may be considered from time to time. The proposed amendment will provide the Company with flexibility to accomplish such transactions as they arise and to achieve other business and financial objectives in a timely manner by avoiding potential delays associated with seeking stockholder approval, except as may be required by the Company's Articles or Bylaws, applicable law or the rules of any stock exchange or other system on or through which the Company's securities may then be listed or traded. The Board will determine the terms of any such issuance of additional shares.

         Except for our majority stockholder Lafarge S.A., who has certain rights to purchase securities from the Company through its Option Agreement with the Company dated November 1, 1993, all or any of the authorized shares may be issued without first offering those shares to the Company's stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each stockholder.

         We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

         If this proposal is approved, the first paragraph of Article FOURTH of the Company's Articles of Incorporation will be amended to read as follows:

         FOURTH: the total number of shares of all classes of stock which the Corporation shall have the authority to issue is 180,000,000, of which, subject to the power of the Board of Directors to classify and reclassify unissued shares of Common Stock as provided in the next paragraph, (i) 30,000,000 shares of the par value of $0.0001 each are to be of the class designated "Voting Stock," and (ii) 150,000,000 shares of the par value of $1.00 each are to be of the class designated "Common Stock." The aggregate par value of all shares of all classes is to be $150,003,000.

         We do not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued.

         The Board unanimously adopted a resolution setting forth the proposed amendment to the Articles of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their consideration at the annual meeting. If approved by the stockholders, the amendment will become effective upon filing with and acceptance for record by the Maryland State Department of Assessments and Taxation of appropriate articles of amendment.

         Our Board of Directors recommends that you vote FOR the proposed amendment to our Articles of Incorporation to increase our authorized common stock.

                                  OTHER MATTERS

ARE OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING?

         The Company does not expect any other matters to be presented for consideration at the annual meeting other than those matters described within this proxy statement. If any other matters are presented for consideration, the persons named in the enclosed proxy intend to vote in accordance with their judgment on each matter considered.

WHEN MUST STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING BE SUBMITTED?

         The Company expects to hold the 2001 Annual Meeting during the first week of May 2001. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's 2001 annual meeting may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received at the Company's principal executive office no later than November ___, 2000. In addition, under the SEC's Rule 14-4, the persons named in the proxy for the 2001 annual meeting may vote in their discretion with respect to any stockholder proposal that is not submitted to the Company on or before February ___, 2000.

WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

         The Company will bear the cost of soliciting proxies for the annual meeting. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telefax.

HOW DO I OBTAIN A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT?

         The Company will send the Company's Form 10-K Annual Report without charge to any stockholder who requests a copy in writing. Please direct your request to David C. Jones, Vice President-Legal Affairs and Secretary, Lafarge Corporation, P.O. Box 4600, Reston, Virginia 20195.



                                   By Order of the Board of Directors



                                   David C. Jones
                                   Vice President-Legal Affairs and Secretary

Reston, Virginia
March ___, 2000

(FRONT OF CARD)

                               LAFARGE CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 2, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and John M. Piecuch (acting by majority or, if only one be present, by that one alone), and each of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 6, 2000, at the Annual Meeting of Stockholders to be held on May 2, 2000 in McLean, Virginia, and at any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS, AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE
BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE
THE MEETING.
--------------------------------------------------------------------------------
     PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                                ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

This proxy should be signed exactly as your name(s) appear(s) hereon. Joint owners should both sign. If signing as attorney, executor, guardian, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

------------------------------------------             ------------------------------------------
------------------------------------------             ------------------------------------------
------------------------------------------             ------------------------------------------

(BACK OF CARD)

[x]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
              -------------------------------------                                   For All            With        For All
                     LAFARGE CORPORATION                                              Nominees           held        except
              -------------------------------------    1. Election of Directors.       [  ]              [  ]         [  ]
                                                          The nominees are:

                                                          THOMAS A. BUELL             PAUL W. MACAVOY          JOE M. RODGERS
            Mark box at right if an address               MARSHALL A. COHEN           CLAUDINE B. MALONE       MICHEL ROSE
            change or comment has been noted    [ ]       BERTRAND P. COLLOMB         ROBERT W. MURDOCH        RONALD D. SOUTHERN
            on the reverse side of this card.             PHILIPPE P. DAUMAN          BERTIN F. NADEAU         GERALD H. TAYLOR
                                                          BERNARD L. KASRIEL          JOHN M. PIECUCH
            I PLAN TO ATTEND THE MEETING.       [ ]       JACQUES LEVEVRE             JOHN D. REDFERN

                                                          INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO  VOTE FOR ANY NOMINEE,
                                                          MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE
                                                          NAME(S) OF THE NOMINEE(S) IN THE LIST PROVIDED ABOVE.

The signer hereby revokes all proxies                 2.  Approval of appointment of Arthur Andersen LLP      For  Against  Abstain
heretofore given by the signer to vote                    as independent accountants.                         [ ]    [ ]     [ ]
at said meeting  or any adjournments
thereof.
                                                      3.  Approval of amendment to Articles of Incorporation  For  Against  Abstain
                                                          increasing the number of authorized shares of       [ ]    [ ]     [ ]
                             -----------------------      Common Stock.
Please be sure to sign       Date
and date this Proxy.         -----------------------  4.  In their discretion, the Proxies are authorized to
----------------------------------------------------      vote on such other business as may properly come
                                                          before the meeting or any adjournment thereof.

Stockholder sign here        Co-owner sign here
----------------------------------------------------

DETACH CARD                                                                                                            DETACH CARD